                                                                    Exhibit 10.7

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


(graphic)                 CAESAR INTERNATIONAL, INC.
          2333 Zanker Road, San Jose, CA 5131   Tel. # (408) 474-0808
                             FAX # (408) 474-0800

     August 20, 1998

     Mr. Yee Lok Wong
     InteGraphics, Inc.
     4001 Burton Drive
     Santa Clara, CA 95054

                     Subject:  Quotation No. IGS-0898-001


Dear Mr. Wong,

     Caesar Technology, Inc. (CTI) is proud to present the following quotation for assembly of your plastic devices.

     1.0 Pricing
     -----------

          Quad Flat Pack
          --------------

               CTI Supplied Material
               ---------------------

                    Leadframe:            Copper 7025, spot Ag, stamped
                    Die Attach Epoxy:     Ablestick 84-1 LMIS
                    Bonding Wire:         Gold 1.3 Mils
                    Molding Compound:     Sumitomo 6300HG
                    Lead Finish:          Solder Plate 85/15
                    Shipping tray:        125 deg bakeable JEDEC standard
                    Heatspreader:         Anodized A1

          Lead   Pkg              Body        L/F         Price
                                                          per unit

          208    PQFP w/HS        28 x 28     Stamped      ***
          208    PQFP w/o HS      28 x 28     Stamped      ***

     Note: Price includes Assembly, Heatspreader, Bake & Dry Pack, Tray, AQ leadscan.


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       1
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                           Quotation No.IGS-0898-001

     2.0 Fast Tract Program
     ----------------------

     Caesar Technology Inc. offers both Fast Track Program (FTP) and Super Fast Track Program (SFTP) for all packages we assemble. Conditions are as follows:

          1. Fast Track Program will be assembled 5 days in house at an 100% premium including all miscellaneous charges.
          2. Super Fast Track Program will be assembled 3 days in house at an 200% premium including all miscellaneous charges.
          3.   Assumes CTI standard process flow.
          4. Assumes all material is in house and reserved for said assembly and test prior to shipment of die.
          5. Assumes all documentation is in house and ready to go upon receipt of die shipment.
          6. Capacity must be reserved through U.S. office prior to shipment die.

     3.0 Cycle Time
     --------------

     CTI standard in house cycle time is 8 work days. Standard cycle time is based on the assumption all material and documentation are in house.

     4.0 Precious Metal Adder:
     ------------------------

          Prices are quoted at an average price of $400 per troy ounce for gold and $10.00 per troy ounce for silver. Prices are based on the Englehard fabricated product price on the day of shipment from the factory. CTI reserves the right to renegotiate the assembly pricing should the precious metal prices move appreciably from the base prices.

     5.0 Terms and Conditions
     ------------------------

          1.   Minimum lot charge is $ *** USD.
          2. Engineering lot charge is $ *** USD or total assembly cost, which ever is greater.
          3. FOB is Caesar Technology Inc. Chutung, Hsinchu, Taiwan. CTI will not be responsible for product damages/missing...etc. once it leaves CTI's door.
          4. Customer will provide sorted linked wafers with inked die for set-up purposes.
          5. Customer should provide CTI with three months rolling forecast for CTI to set up all necessary material stock.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION.

                           Quotation No.IGS-0898-001


          6. In any case, should Customer terminate the production, Customer must zero the lead frame stock balance and pay the lead frame cost in cash immediately. This applies to non-standard materials specific to Customer device only.
          7. Payment terms are net 30 days upon shipment from Chutung, Hsinchu, Taiwan. A monthly late charge of 2% will be applied to all invoices over 30 days outstanding. If collections and/or legal actions will become necessary for unpaid shipments to Customers, Customer will have to pay for all charges incurred relating to the collections and/or legal activities.
          8. The assembly price include stamped lead frames or etched leadframes whichever is applicable, 125 deg C JEDEC tray or Shipping Tubes, AQL sample lead scan and dry packing.
               Additional charges will be applied for different materials used or services rendered.
          9. Assembly prices do not include freight, forwarding fees or duties. A separate invoice will be issued for these charges.
          10. CTI liability shall be value added through assembly only and this quotation supersedes all other warranties.
          11. All Claims must be made 30 days after product ships from Chutung, Hsinchu, Taiwan.
          12. This quote is based on CTI standard process and shall be effective upon receipt of purchase order referencing this quotation number.
          13. The price break applicable for the current month is determined by the actual die loading of the previous month.
          14. This quote is effective for 60 days. The price will apply for shipouts made starting July 1, 1998 from Caesar Technology, Inc.

          On behalf of Caesar Technology Inc., I would like to thank you for the opportunity to quote on your assembly requirements. Please feel free to call me or our U.S. office should you have any questions regarding this quotation.

     Sincerely,

     /s/ Stephen Lee

     Stephen Lee
     President
     Caesar International, Inc.
     Tel # (408) 474-0808
     Fax # (408) 474-0800

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